UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2021

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 14th Floor New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2021, Frank P. Muscolo, the controller and principal accounting officer of Trevi Therapeutics, Inc. (the “Company”), and the Company agreed that, in connection with the hiring of Christopher Galletta to serve as the Company’s controller, Mr. Muscolo would cease to serve as the Company’s principal accounting officer, effective upon April 12, 2021, Mr. Galletta’s start date with the Company. Mr. Galletta was hired in anticipation of Mr. Muscolo’s planned retirement in early 2022. Mr. Muscolo will continue as an employee of the Company until his retirement date.

Upon his start date of April 12, 2021, Mr. Galletta will serve as the Company’s principal accounting officer. Mr. Galletta, 43, served as Director of Financial Reporting at SS&C Technologies Holdings, Inc., a publicly-traded global financial services and software company, from July 2016 until March 2021, and as Assistant Vice President, Corporate Accounting at Virtus Investment Partners, Inc., a publicly-traded investment management company, from October 2011 to July 2016. Previously, he held various roles at TransAct Technologies Incorporated, a publicly-traded software and printing solutions company, including serving as Chief Accounting Officer and Corporate Controller from 2010 to 2011, as Corporate Controller from 2007 to 2010, and as Assistant Corporate Controller from 2005 to 2007. Earlier in his career, Mr. Galletta was employed by PricewaterhouseCoopers LLP. Mr. Galletta received a Bachelor of Business Administration with a major in accounting from Hofstra University’s Frank G. Zarb School of Business in 2000 and is a Certified Public Accountant licensed by the state of New York, although his license is currently inactive.

In connection with Mr. Galletta’s hiring, he will be granted an option to purchase 25,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on the date of grant. The option will vest as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 1/48th of the original number of shares underlying the option monthly thereafter. He will also enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-230745) filed with the SEC on April 5, 2019. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Mr. Galletta for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: April 2, 2021	By:	/s/ Jennifer Good
Jennifer Good
President and Chief Executive Officer